As filed with the  Securities  and Exchange  Commission on December 3, 1998
                              Reg. No. 33-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


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                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

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                          COYOTE NETWORK SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                     36-2448698
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)


4360 Park Terrace Drive, Westlake Village, CA 91361           (818) 735-7600
    (Address, including Zip Code of                         (Telephone Number,
 Registrant's Principal Executive Offices)                  Including Area Code)

                       James J. Fiedler, Chairman and CEO
                          COYOTE NETWORK SYSTEMS, INC.
               4360 Park Terrace Drive, Westlake Village, CA 91361
                                 (818) 735-7600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                        Copies of all communications to:
              REINHART BOERNER VAN DEUREN NORRIS & RIESELBACH, S.C.
             1000 North Water Street, Suite 210, Milwaukee, WI 53202
                          Attn: David R. Krosner, Esq.

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Approximate  date of  commencement  of proposed  sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities  being registered on this Form are being offered pursuant
to dividend or reinvestment plans, please check the following box.           |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box.                            |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.                          |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       |_|

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.                                              |_|

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                         CALCULATION OF REGISTRATION FEE

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--------------- ------------- ---------------- ------------------ --------------
  Title of       Amount       Proposed maximum     Proposed         Amount of
 Shares to be     to be       aggregate price  maximum aggregate  Registration
  registered    Registered(1)   per share(2)   offering price(2)       Fee
--------------- ------------- ---------------- -----------------  --------------
--------------- ------------- ---------------- -----------------  --------------
Common Stock      5,414,789        $16.00         $86,636,624       $25,558.00
$1.00 Par Value
--------------- ------------- ---------------- -----------------  --------------

(1) Represents 2,864,943 shares of Common Stock which may be received upon exercise of transferable warrants and 2,549,846 shares of Common Stock which may be received upon conversion of certain convertible securities.

(2) Calculated in accordance with Rule 457(c) based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on November 30, 1998 solely for the purpose of calculating the amount of the registration fee.


     --------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.






================================================================================

                       PROSPECTUS DATED December ___, 1998

                                5,414,789 Shares

                          COYOTE NETWORK SYSTEMS, INC.

                                  COMMON STOCK

         The shares offered hereby (the "Shares") consist of up to 5,414,789 shares of common stock, $1.00 par value per share (the "Common Stock") of Coyote Network Systems, Inc., a Delaware corporation ("Coyote" or the "Company") which are issuable by the Company to the selling stockholders listed herein under "Selling Stockholders" (the "Selling Stockholders") upon exercise of warrants held by certain of the Selling Stockholders and upon conversion of convertible securities owned by certain of the Selling Stockholders. This Prospectus covers the sale of the Shares from time to time by the Selling Stockholders. The issuance of the Shares of Common Stock upon exercise of the warrants and conversion of the convertible securities is not covered by this Prospectus, but rather only the resale of such Shares.

         The Shares may be offered from time to time by the Selling Stockholders. All expenses of the registration incurred in connection herewith are being borne by the Company, but any brokers' or underwriters' fees or commissions will be borne by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

         The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

         The Common Stock is currently listed on the Nasdaq National Market under the symbol "CYOE." On November 30, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $16.00 per share.

         The Company's principal executive offices are located at Coyote Network Systems, Inc., 4360 Park Terrace Drive, WestlakeVillage, California 91361, and its telephone number at such address is (818) 735-7600.

 THERE ARE CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BEFORE PURCHASING
        SHARES IN THIS OFFERING. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                    -----------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December __, 1998.

                       PROSPECTUS DATED December ___, 1998

                                5,414,789 Shares

                          COYOTE NETWORK SYSTEMS, INC.

                                  COMMON STOCK

         The shares offered hereby (the "Shares") consist of up to 5,414,789 shares of common stock, $1.00 par value per share (the "Common Stock") of Coyote Network Systems, Inc., a Delaware corporation ("Coyote" or the "Company") which are issuable by the Company to the selling stockholders listed herein under "Selling Stockholders" (the "Selling Stockholders") upon exercise of warrants held by certain of the Selling Stockholders and upon conversion of convertible securities owned by certain of the Selling Stockholders. This Prospectus covers the sale of the Shares from time to time by the Selling Stockholders. The issuance of the Shares of Common Stock upon exercise of the warrants and conversion of the convertible securities is not covered by this Prospectus, but rather only the resale of such Shares.

         The Shares may be offered from time to time by the Selling Stockholders. All expenses of the registration incurred in connection herewith are being borne by the Company, but any brokers' or underwriters' fees or commissions will be borne by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

         The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

         The Common Stock is currently listed on the Nasdaq National Market under the symbol "CYOE." On November 30, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $16.00 per share.

         The Company's principal executive offices are located at Coyote Network Systems, Inc., 4360 Park Terrace Drive, WestlakeVillage, California 91361, and its telephone number at such address is (818) 735-7600.

   THERE ARE CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BEFORE PURCHASING
        SHARES IN THIS OFFERING. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                    -----------------------------------------

 THESE SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is December __, 1998.

                              AVAILABLE INFORMATION

     This Prospectus, which constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

     Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The reports, proxy statements and other information can also be inspected and copied at the following regional offices of the Commission:
Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information filed with the Commission may also be available at the Commission's site on the World Wide Web at http:www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of a document filed by the Company with the Commission (File No. 1-5486) are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 1998.

         (c) The Company's current report of Form 8-K dated October 15, 1998.

         (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed on February 27, 1997 under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral request for copies should be directed to Brian A. Robson, Coyote Network Systems, Inc., 4360 Park Terrace Drive, Westlake Village, California 91361, (818) 735-7600.

                                   THE COMPANY

     Coyote Network Systems, Inc. ("Coyote" or the "Company"), formerly The Diana Corporation, is a Delaware corporation which was incorporated in 1961. The Company is engaged, through Coyote Technologies, LLC ("CTL"), formerly Sattel Communications, LLC, in the provision of scalable telecommunications switches and Internet Protocol-based gateway systems to telecommunications service providers. The Company is also engaged, through American Gateway Telecommunications, Inc. ("AGT"), in wholesaling international long distance services to telecom carriers and through INET Interactive Network Systems, Inc. ("INET") is engaged in marketing international long distance services, primarily to affinity groups. The Company's principal executive offices are located at 4360 Park Terrace Drive, Westlake Village, California 91361, and its telephone number is (818) 735-7600.

                           FORWARD-LOOKING STATEMENTS

     All statements other than historical statements contained in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, these forward-looking statements include statements regarding new products to be introduced by the Company in the future, statements about the Company's business strategy and plans, statements about the adequacy of the Company's working capital and other financial resources, and in general statements herein that are not of an historical nature. Any Form 10-K, annual report to stockholders, Form 10-Q, Form 8-K or press release of the Company may include forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements have been made or may in the future be made by the Company, including statements regarding future operating performance, short- and long-term sales and earnings estimates, backlog, the status of litigation, the value of new contract signings, industry growth rates and the Company's performance relative thereto. These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside of the Company's control, that could cause actual results to differ materially from such statements. These include, but are not limited to: risks associated with recent operating losses, no assurance of profitability, the need to increase sales, liquidity deficiency and in general the other risk factors set forth herein (see "Risk Factors"). The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below as well as the other information contained in this Prospectus.

Recent Operating Losses; No Assurance of Profitability

     The Company has reported losses from continuing operations for the last four fiscal years. There can be no assurance that the Company will return to profitability.

Need to Increase Sales

     Coyote has a limited operating history and has not yet achieved consistent sales of its products over an extended period. Net sales from continuing operations of the Company were $264,000 in the 1996 fiscal year, $7,154,000 in the 1997 fiscal year and $5,387,000 in the 1998 fiscal year. These sales were not sufficient to offset the operating and other expenses incurred by the Company. If the Company is to achieve profitability, it will need to increase the market acceptance and sales of its products to levels commensurate with the expense levels of the Company. No assurances can be given that the Company will be successful in this effort.

Liquidity Deficiency

     Recent events have improved the Company's short-term liquidity. The Company nevertheless considers that its capital situation, over the long term, will be dependent on its operating results and its ability to obtain additional capital required to acquire and develop successful operations through acquisitions. The Company could remain relatively constrained and its ability to access outside sources of capital could be restricted until such time as the Company is able to demonstrate higher levels of sales and more favorable operating results. No assurances can be given that the Company will be able to maintain its liquidity over an extended period of time as required for the Company to achieve its operating goals.

Fluctuations in Quarterly Operating Results

     The Company's quarterly operating results are difficult to forecast with any degree of accuracy because a number of factors subject these results to significant fluctuations. As a result, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

     The Company's sales are subject to quarterly and annual fluctuations due to a number of factors. The Company expects to experience fluctuations in sales from quarter to quarter due in large part to the capital budgeting and spending patterns of potential customers in the telecommunications industry. The Company's ability to affect and judge the timing of individual customer orders is, by its nature, limited. The Company's sales for a given quarter may depend to a significant degree upon a limited number of customers, often related to specific customer orders.

     The Company's revenues, costs and expenses have fluctuated significantly in the past and may continue to fluctuate significantly in the future as a result of numerous factors. The Company's revenues in any given period can vary due to factors such as call volume fluctuations, particularly in regions with relatively high per-minute rates; the addition or loss of major customers, whether through competition, merger, consolidation or otherwise; the loss of economically beneficial routing options for the termination of the Company's traffic; financial difficulties of major customers; pricing pressure resulting from increased competition; and technical difficulties with or failures of portions of the Company's network that impact the Company's ability to provide service or to bill its customers.

     The Company's cost of services and operating expenses in any given period can vary due to factors such as fluctuations in rates charged by carriers to terminate the Company's traffic; increases in bad debt expense and reserves; the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities; changes in the Company's sales incentive plans; and costs associated with changes in staffing levels of sales, marketing, technical support and administrative personnel.

     Delays or lost sales can be caused by other factors beyond the Company's control, including changes in implementation priorities and slower than anticipated growth in demand for products and services. Delayed sales have occurred in the past and may occur in the future. In addition, the Company has, on occasion, experienced delays as a result of the need to modify its products to comply with unique customer specifications. These and similar delays or lost sales could have a material adverse effect on its business.

     Operating results may also fluctuate due to factors such as the timing of new product enhancements and introductions by the Company, its major customers or its existing or potential competitors, delays in new product introductions, market acceptance of new or enhanced versions of the Company's products and services, changes in the product or customer mix of sales, changes in the level of operating expenses, competitive pricing pressures, the gain or loss of significant customers, increased research and development and sales and marketing expenses associated with new product enhancements and introductions, and general economic conditions. All of the above factors are difficult for the Company to forecast, and these or other factors could have a material adverse effect on the Company's business for a quarter or a series of quarters. The Company's expense levels are based in part on its expectations regarding future sales and, to a large extent, are fixed in the short term. Therefore, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in sales. Any significant decline in demand relative to the Company's expectations or any material delay of customer orders could have a material adverse effect on the Company's business. It is possible that in the future, the Company's operating results may experience such problems, which could have a material adverse effect on the price of the Company's Common Stock.

Reductions in Size and Diversification

     While now considered more focused, the Company is a smaller and less diversified company and has a lower fixed asset and revenue base than it had prior to its restructuring. Consequently, the effect of any decline in operating results after the restructuring could more immediately and severely affect the Company's business.

Risks Inherent in Acquisition Strategy

     An important component to the Company's strategy is to grow and expand through acquisitions. This growth strategy is dependent on the continued availability of suitable acquisition candidates and subjects the Company to a number or risks. In April 1998, the Company completed one acquisition, AGT. This acquisition has placed significant demands on the Company's financial and management resources, as the process of integrating acquired operations presents a significant challenge to the Company's management and may lead to unanticipated costs or a diversion of management's attention from day-to-day operations. There can be no assurance that the Company will be able to successfully integrate this acquisition or any other acquisitions made by the Company. Integrating acquisitions may require integration of financial and information systems, network and other physical facilities and personnel. Difficulties in integrating these and other acquisitions can cause system degradation, added costs and loss of personnel or customers. Additionally, the Company may incur unknown liabilities despite management's efforts to investigate the operations of the acquired business. The impact of these risks, and other risks arising as a result of the Company's acquisition strategy, could adversely affect the Company's business.

Dependence on Telecommunications Industry; Telecom Switch Market, IP Gateway System Market and the International Long Distance Service Market

     After the restructuring, the Company's customers are concentrated in the telecommunications and Internet service industries. Accordingly, the Company's future success depends upon the capital spending patterns of such customers and the demand by such customers for the DSS Switch, Carrier IP Gateway system and international long distance services. Coyote is initially targeting the market for small- to medium-sized telecom switches and IP gateway systems in the United States, Mexico, South America and the Far East. Historically, there has been little, if any, demand for telecommunications switches similar in functionality, type and size to the DSS Switch and Carrier IP Gateway system, accordingly, there can be no assurance that potential customers will consider the near term value of the DSS Switch sufficient to influence their purchasing decisions or that they will pursue strategic business alternatives that would benefit from a less expensive, small- to medium-sized switches. Furthermore, there can be no assurance that telecommunications companies and other potential customers will not adopt alternative architectures or technologies that are incompatible with the DSS Switch or Carrier IP Gateway system, which could have a material adverse effect on the Company's business. Infrastructure improvements requiring the Company's or similar technology may be delayed or prevented by a variety of factors, including cost, regulatory obstacles, the lack of consumer demand for advanced telecommunications services and alternative approaches to service delivery.

     The telecommunications switch and IP gateway markets are highly competitive. Coyote faces potential competition in the data communications market segment from a number of data communications equipment providers, such as Nortel, Cisco Systems, Lucent Technologies, Newbridge Networks and 3Com.

     In addition, the manufacturers of large scale central office switches such as Lucent Technologies, Northern Telecom, Digital Switch Corporation, Siemens AG, Alcatel, LM Ericsson and others have the resources and expertise to compete in the smaller-scale central office switching equipment segment. It is also possible that large communication carriers such as AT&T Corporation, MCI

Worldcom Communications, Sprint and, when and if legally permitted to the RBOCs, may enter the small- to mid-sized central office and IP gateway switching equipment business. Many of these competitors possess financial resources significantly greater than those of Coyote and, accordingly, could initiate and support prolonged price competition to gain market share.

     Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the utilization of the Internet for international voice and data communications. The Company is unable to predict which technological development will challenge its competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment.

     AGT and INET are expected to generate a substantial majority of Coyote's revenues by providing international telecommunications services to its customers. The international nature of the Company's operations involves certain risks, such as changes in U.S. and foreign government regulations and telecommunications standards, dependence on foreign partners, tariffs, taxes and other trade barriers, the potential for nationalization and economic downturns and political instability in foreign countries. In addition, the Company's business could be adversely affected by a reversal in the current trend toward deregulation of telecommunications carriers. The Company will be increasingly subject to these risks to the extent that the Company proceeds with the planned expansion of its international operations.

     The international telecommunications industry is intensely competitive and subject to rapid change. AGT's competitors in the international wholesale long distance market and INET's competitors in the retail international long distance market include large, facilities-based multinational corporations and smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, switchless and switch-based resellers of international long distance services and international joint ventures and alliances among such companies. AGT and INET also compete abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. International service providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services.

     Further, the number of AGT and INET competitors is likely to increase as a result of the competitive opportunities created by a new Basic Telecommunications Agreement concluded by members of the World Trade Organization (WTO) in April 1997. Under the terms of the WTO agreement, starting February 5, 1998, the United States and more than 65 countries have committed to open their telecommunications markets to competition and foreign ownership and to adopt measures to protect against anti-competitive behavior. As a result, AGT and INET believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect AGT's and INET's gross margins if AGT and INET are not able to reduce its costs commensurate with such price reductions.

     A majority  of the  U.S.-based  international  telecommunications  services revenue is currently generated by AT&T Corp. ("AT&T"), MCI Worldcom Communications Corp. ("MCI") and Sprint Corporation ("Sprint"). AGT and INET also compete with companies such as Star Telecommunications, Inc., Pacific Gateway Exchange, Inc. and other U.S.-based and foreign long distance providers, including the RBOCs, which presently have FCC authority to resell and terminate international telecommunication services. Many of these competitors have considerably greater financial and other resources and more extensive domestic and international communications networks than the Company. AGT's and INET's businesses would be materially adversely affected to the extent that a significant number of such customers limit or cease doing business with AGT or INET for competitive or other reasons. Consolidation in the telecommunications industry could not only create even larger competitors with greater financial and other resources, but could also affect AGT and INET by reducing the number of potential customers for the Company's services.

Concentrated Product Line; New Product Delays

     In fiscal 1998, Coyote derived substantially all of its revenues from the DSS Switch. As a result, any decrease in the overall level of sales of, or the prices for, the DSS Switch due to product issues or any other reason could have a material adverse effect on the Company's business. The Company may consider the acquisition of other similar companies or technologies provided they are complementary to its core business.

     The telecommunications equipment market, in general, is characterized by rapidly changing technology, evolving industry standards, changes in end-user requirements, and frequent new product introductions and enhancements. The introduction of products embodying new technologies or the emergence of new industry standards will be a continuing factor in the market. Coyote's success will depend, in part, upon its ability to enhance the technology for the DSS Switch and to develop and introduce, on a timely basis, new products, such as the Carrier IP Gateway system, that keep pace with technological developments and emerging industry standards and address changing customer requirements in a cost-effective manner. There can be no assurance that Coyote will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance.

     Furthermore, from time to time, Coyote or its competitors may announce new products or product enhancements, services or technologies that have the potential to replace or shorten the life cycle of Coyote's products and that may cause customers to defer purchases. There can be no assurance that future technological advances in the telecommunications industry will not diminish any market acceptance for Coyote's products, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Coyote has experienced delays in completing development and introduction of new products and features, and there can be no assurance that such delays will not reoccur in the future. Furthermore, the DSS Switch contains a significant amount of complex software that may contain undetected or unresolved errors as products are introduced o as new versions are released. Coyote has in the past discovered software errors in certain DSS Switch installations. There can be no assurance that, despite significant testing by Coyote, software errors will not be found in new enhancements of the DSS Switch and/or the Carrier IP Gateway system after commencement of shipments, resulting in delays in or loss of market acceptance, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Outsource Manufacturers and Other Key Suppliers

     Coyote's outsource manufacturers have from time to time experienced delays in receipt of certain hardware components. Certain components, including crystals and microprocessors, are presently single-sourced or are available from a limited number of sources. An interruption in business between Coyote and its outsource manufacturers could have a material adverse effect on the Company. Coyote has established relationships with alternate suppliers such as Sanmina and I-PAC and has assembled product itself. Some sole-source suppliers are companies which from time to time allocate parts to telecommunications equipment manufacturers due to market demand for telecommunications equipment. Many of Coyote's potential competitors for such parts are much larger and may be able to obtain priority allocations from these shared suppliers, thereby limiting or making unreliable the sources of supply for these components. There can be no assurance that shortages in component parts will not occur in the future or will not result in Coyote having to pay a higher price for components. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop additional alternative sources if and as required, could result in delays which could have a material adverse effect on the Company's business.

Limited Protection of Proprietary Technology; Risk of Third-Party Claims of Infringement

     Coyote uses a combination of patents, trade secrets, confidentiality and non-compete agreements and tight control of its software to protect the products and features that it believes give it competitive advantages. In particular, Coyote relies on contractual restrictions to establish and protect its rights to the technology developed by outside contractors used to assist in the development of Coyote's products. Coyote's success and ability to compete is dependent, in part, upon its technology.

     There can be no assurance that the steps taken by Coyote will be adequate to prevent mis-appropriation of its technology or that Coyote's competitors will not independently develop technologies that are substantially equivalent or superior to Coyote's technology. In addition, the laws of many foreign countries do not protect Coyote's intellectual property rights to the same extent as the laws of the United States. The failure of Coyote to protect its proprietary information could have a material adverse effect on the Company's business, financial condition and results of operations.

     The increased dependence of the telecommunications industry on proprietary technology has resulted in frequent litigation based on allegations of the infringement of patents and other intellectual property. The Company may be subject to litigation to defend against claimed infringements of the rights of others or to determine the scope and validity of the proprietary rights of others. Litigation also may be necessary to enforce and protect trade secrets and other intellectual property rights owned by the Company. Any such litigation could be costly and cause diversion of management's attention, either of which could have a material adverse effect on the Company's business. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties, or prevent the Company from manufacturing or selling its products, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that any necessary licenses will be available on reasonable terms.

Customer Concentration

     Revenues in fiscal 1998 were from shipments to twelve customers, one of which accounted for approximately 40% of the total revenues. Approximately 94% of Coyote's revenues for fiscal 1997 were derived from sales to Concentric Network. The Company anticipates that its results of operations in any given period will continue to depend to a significant extent upon sales to a limited number of customers. There can be no assurance that the Company's principal customers will continue to purchase product from the Company at current levels, if at all. The loss of one or more major customers in any segment could have a material adverse effect on the Company's business, financial condition and results of operations.

Difficulties in Managing Growth

     The Company has experienced growth in the number of employees and the scope of its operations. To manage potential future growth effectively, the Company must improve its operational, financial and management information systems and must hire, train, motivate and manage its employees. The future success of the Company also will depend on its ability to increase its customer support capability and to attract and retain qualified technical, sales, network operations, marketing and management personnel, for whom competition is intense. The Company is currently hiring a number of sales and engineering personnel and, in some instances, has experienced delays in filling such positions. There can be no assurance that the Company will be able to effectively achieve or manage such growth, and failure to do so could delay product development cycles or otherwise have a material adverse effect on the Company's business, financial condition and results of operations.

Introduction of Switch Server Architecture into the Telecommunications Market

     In January 1977, Coyote announced the new Switch Server Architecture (SSA). SSA encompasses a client/server approach to low, medium and high speed communications. There can be no assurance of its successful acceptance by the telecommunications market in general.

Competition to DSS Switch and Carrier IP Gateway System Market

     The telecommunications market and Internet markets are extremely competitive. Coyote uses a combination of patents, trade secrets, confidentiality agreements and non-compete agreements to protect the product and features that it believes give it competitive advantages. There can be no assurance, however, that other competitors, some of whom have much greater access to resources and funding, cannot functionally replicate Coyote's critical products and features. Likewise, there is no guarantee that competitors cannot develop features which equal or exceed Coyote's offerings.

Outsourced Manufacturing; Capacity Constraints

     Coyote performs certain manufacturing functions in-house. In addition, Coyote outsources some of its manufacturing to Sanmina, I-PAC and other non-affiliated contract manufacturers and expects to continue to outsource some, or all, of its manufacturing. The Company's ability to increase capacity may be constrained and it may have less control over manufacturing than it would if it performed all the manufacturing functions in-house. There can be no assurance, in the event of substantial increases in demand, that Coyote can successfully deliver its products in a timely fashion and/or without additional expense which would result in a deterioration of product margins.

International Risks

     The Company's business strategy includes greater expansion into international markets. There can be no assurance that the Company will obtain the permits and operating licenses required for it to operate, to hire and train employees or to market, sell and deliver high quality products and services internationally. In addition to the uncertainty as to the Company's ability to expand its international presence, there are certain risks inherent to doing business on an international level, such as unexpected changes in regulatory requirements, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in current exchange rates, seasonal reductions in business activity, and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. In many countries, the Company may need to enter into a joint venture or other strategic relationship with one or more third parties in order to successfully market its products and services and to conduct its operations. There can be no assurance that such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, financial condition and results of operations.

No Dividends

     The Company has not paid cash dividends to its stockholders in the last six years. The Company does not anticipate paying cash dividends to stockholders for the foreseeable future.

Need for Additional Capital to Finance Growth and Capital Requirements

     The Company believes that it must continue to enhance and expand its products and services. The Company's ability to grow depends, in part, on its ability to expand its product and service offerings, which requires significant capital expenditures that are often incurred prior to the Company's receipt of the related revenue.

     If the Company's growth exceeds current expectations, or if the Company obtains one or more attractive opportunities to purchase the business or assets of another company, or if the Company's cash flow from operations after the end of such period is insufficient to meet its working capital and capital expenditure requirements, the Company will need to raise additional capital from equity or debt sources. There can be no assurance that the Company will be able to raise such capital on favorable terms or at all. If the Company is unable to obtain such additional capital, the Company may be required to reduce the scope of its anticipated expansion, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Volatility of Stock Price

     The market price of the shares of the Company's Common Stock has been volatile and may be affected by factors such as actual or anticipated fluctuations in the Company's operating results, the announcement of potential acquisitions by the Company, changes in federal and international regulations, activities of the larger voice and data equipment providers, domestic and international service providers, industry consolidation and mergers, conditions and trends in the international telecommunications market, adoption of new accounting standards affecting the telecommunications industry, changes in recommendations and estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of emerging growth companies like the Company. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

Accounting Pronouncements

     In July 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosure About Segments on Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income. SFAS No. 131 requires disclosure of each segment that is similar to those required under current standards and additional quarterly disclosure requirements. Both standards were adopted on April 1, 1998.

Year 2000 Compliance

     The Company believes that its DSS Switch and Carrier IP Gateway operating systems and its internal computer systems are Year 2000 compliant and does not anticipate that it will incur significant expenditures to ensure that such systems will function properly with respect to dates in the Year 2000 and beyond. The Company has designed and tested the current version of its DSS Switch, AMT and CMS products, which comprise the principle products sensitive to the Year 2000 issues. There were no problems found with the date rollover issue nor were any problems encountered with the Year 2000 leap year issue. The products continued processing calls without interruption during the test cycles. Testing of all products and components will continue as other adjuncts are integrated and tested. The Company is conducting a review of its significant suppliers and other third parties to ensure that those parties have appropriate plans to remedy Year 2000 issues where their systems interface with the Company's systems or otherwise impact its operations. The Company is continuing to request and receive Year 2000 certification documents from its third party software suppliers. Third party software used in the development and operation of DSS, AMT & CMS products was verified to be Year 2000 compliant during system testing.

     The costs incurred by the Company to date on the Year 2000 issues have not been material to the Company's financial condition or operations. The Company presently does not have a documented Year 2000 contingency plan to cope with a worst case scenario. The Company intends to complete documentation of a contingency plan by December 31, 1998. There can be no assurance that a failure of the DSS switching product operating system or that the systems of third parties on which the Company's systems and operations rely to be Year 2000 compliant will not have a material adverse affect on the Company's business, financial condition or operating results.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company will, however, receive the exercise price from the exercise of any warrants held by the Selling Stockholders. The Company will use all such funds received upon exercise of warrants for general working capital purposes.

                              SELLING STOCKHOLDERS

     The Shares offered for sale pursuant to this Prospectus are shares of the Company's Common Stock which may be acquired by the Selling Stockholders listed below upon exercise of outstanding warrants and conversion of certain convertible securities owned by the Selling Stockholders as set forth in the table below:

                                                 Shares of Common                         Shares to be Owned After
                                                Stock Owned Prior       Shares                  the Offering*
                                                        to            Offered for
                                                     Offering         Sale Hereby

                                                                                          Number           Percent
Ardent Research                                       582,625           236,250(1)         346,375              2.4%
Chesed Congregation                                   157,500            78,750(1)          78,750              +
Emerald International                                  73,500            36,750(1)          36,750              +
Europa International Inc.                             105,000            52,500(1)          52,500              +
Michael Fantetti                                      358,125           118,125(1)         240,000              1.7%
James J. Fiedler                                      560,437**         183,750(1)(2)      376,687              2.6%
John Fife                                             206,850           157,500(1)          49,350              +
Maxwell H. Gluck Foundation                           157,500            78,750(1)          78,750              +
Stuart Isen                                           105,000           105,000(1)               0              +
Ruth Ellen Keiser                                      26,250            13,125(1)          13,125              +
Aurel E. Mircea                                        63,000            31,500(1)          31,500              +
Montpellier Resources                                 136,500            68,250(1)          68,250              +
Steve Nassau                                           18,700            14,500(1)           4,200              +
Theodore Netzky                                        52,500            52,500(1)               0              +
Michelle Portner                                        2,625             1,313(1)           1,312              +
Stephen Portner                                        21,000            10,500(1)(3)       10,500              +
Praxis II Partners Inv. II                             80,850            52,500(1)          28,350              +
George Salameh                                         10,700             3,350(1)           7,350              +
William J. Smith                                       68,250            34,125(1)          34,125              +
South Ferry #2                                         94,500            52,500(1)          42,000              +
Anthony D. Squeglia                                    42,230            15,750(1)(4)       26,480              +
Fred Stein                                            181,400            78,750(1)         102,650              +
Strategic Restructuring Fund                           52,500            26,250(1)          26,250              +
Strategic Restructuring Partnership                   538,650           262,500(1)         276,150              1.9%
U.S. Equity Portfolio                                 105,000            52,500(1)          52,500              +
Valor Capital Management                              105,000            52,500(1)          52,500              +
Ronald N. Weiser Trust                                105,000           105,000(1)          52,500              +
Comdisco, Inc                                          40,740            40,740(5)               0              +
Comdisco, Inc                                          78,750            78,750(5)               0              +
Comdisco, Inc                                          73,500            73,500(5)               0              +
First Bermuda Securities Ltd                           38,889            38,889(6)               0              +
First Bermuda Securities Ltd                           51,042            51,042(6)               0              +
Donald L Hawley                                       105,000           105,000(7)               0              +
Systeam, S.p.A.                                       127,733           127,733 (8)              0              +
JNC Opportunity Fund                                  551,118***      2,561,096(9)               0              +
Gary Shemano                                           34,125            34,125(10)              0              +
Mitchell & Kristen Levine TTEE                         17,063            17,063(11)              0              +
William & Mary Corbett                                 17,063            17,063(12)              0              +
Jesup & Lamont                                         70,000            70,000(13)              0              +
Charles Chandler                                      191,800           175,000(14)         16,800              +
Sydney B. Lilly                                       221,257            50,000(15)        171,257              1.2%

* Assumes resale of all shares of common stock offered hereby. For the purposes of determining the percentage of ownership after the offering, it has been assumed that all shares offered are issued except for the JNC Opportunity Fund, where it has been assumed that 1,107,594 shares will be issued based upon a conversion price of $6.32 per common share for the eventual conversion of its preferred stock.

+  Percentage of ownership is less than 1%



                                       15

**   Includes  Mr.   Fiedler's   ownership  of  350  Class  B  Units  of  Coyote
     Technologies, LLC which are convertible into 192,937 shares of Company common stock.

*** The Certificate of Designation governing the Series A Convertible Preferred Stock issued to JNC on August 31, 1998 (the "Preferred Stock") prohibits JNC from converting shares of the Preferred Stock (or receiving shares of Common Stock as payment of dividends thereunder) to the extent that such conversion would result in JNC beneficially owning in excess of 4.999% of the outstanding shares of Common Stock following such conversion. Such restriction may be waived by JNC upon not less than 75 days' notice to the Company. The number of shares of Common Stock listed in this table as beneficially owned by JNC represents the number of shares of Common Stock issuable to JNC, (i) subject to the limitation set forth in the first sentence of this footnote, upon conversion of 700 shares of the Preferred Stock at an assumed conversion price of $6.32 (which price will fluctuate from time to time based on changes in the market place of the Common Stock and provisions in the formula for determining the conversion price), and
     (ii) upon exercise of the warrant issued to JNC in conjunction with the sale of the Preferred Stock for the purchase of 225,000 shares of Common Stock at an exercise price of $8.01 per share (the "JNC Warrant") which, because of a recent stock dividend declared by the Company, currently entitles JNC to acquire 236,250 shares of Common Stock. Because the number of shares of Common Stock issuable upon conversion of the Preferred Stock and as payment of dividends thereon is dependent in part upon the market price of the Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued in respect of such conversions or dividend payments, and, consequently, the number of shares of Common Stock that will be beneficially owned by JNC, will fluctuate daily and cannot be determined at this time.

(1) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of outstanding warrants issued to the Selling Stockholder on or about June 30, 1997. The warrants are exercisable at $2.86 per share.

(2) Mr. Fiedler has been the Company's Chairman of the Board and Chief Executive Officer since November 1996 and Chairman and Chief Executive Officer of Coyote Technologies, LLC since September 1995.

(3) Mr. Portner has been a Director of Company's Board of Director since September 1998.

(4) Mr. Squeglia has been the Company's Director of Corporate Communications since May 1996.

(5) Represents shares of Common Stock which will be received by the Selling Stockholder upon exercise of outstanding warrants issued to the Selling Stockholder on March 26, 1998, June 26, 1998 and September 30, 1998. The warrants issued on March 26, 1998 entitle the Selling Stockholder to purchase 40,750 shares at an exercise price of $3.81 per share, the warrants  issued  on June 26,  1998  entitle  the  Selling  Stockholder  to purchase 78,750 shares at an exercise price of $8.33 per share and the warrants issued on September 30, 1998 entitle the Selling Stockholder to purchase 73,500 shares at an exercise price of $8.10 per share. The Company has entered into a general sale agreement with Comdisco, Inc., a third-party leasing company, who in turn leases the equipment to the Company's end-user customers.

                                       16

(6) Represents shares of Common Stock which will be received by the Selling Stockholder upon exercise of outstanding warrants issued to the Selling Stockholder on July 17, 1997 and December 22, 1997. The warrants issued on July 17, 1997 entitle the Selling Stockholder to purchase 38,889 shares at an exercise price of $6.43 per share. The warrants issued on December 22, 1997 entitle the Selling Stockholder to purchase 51,042 shares at an exercise price of $6.86 per share. First Bermuda Securities Ltd. provided service as an agent in connection with the issuance of convertible notes in July and December 1997.

(7) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on May 29, 1998. The warrant entitles the Selling Stockholder to purchase 105,000 shares at an exercise price of $2.86 per share. Mr. Donald L. Hawley provided consulting services with respect to the sale of subsidiaries.

(8) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on September 4, 1998, and shares of common stock issued to the Selling Stockholder in a private transaction in May 1998. The warrant entitles the Selling Stockholder to purchase 52,500 shares at an exercise price of $3.99 per share. In May 1998, Systeam, S.p.A. invested $300,000 in Coyote Network Systems and the Company issued 71,650 shares of the Company's common stock to Systeam, S.p.A.. Mr. James J. Fiedler, chairman and chief executive officer of Coyote Network Systems, Inc. is an advisor to the board of directors of Systeam, S.p.A. Subsequently, the Company invested $300,000 in equity and $450,000 in a convertible note that Systeam, S.p.A. issued to the Company. If the convertible note was exercised, the Company would own approximately a 9% equity investment in Systeam, S.p.A. on a fully diluted basis.

(9) Represents shares of Common Stock issuable to JNC upon conversion in full of the Preferred Stock as payment of dividends thereunder and exercise in full of the JNC Warrant. Because the number of shares of Common Stock issuable upon conversion of the Preferred Stock and as payment of dividends thereon is dependent in part upon the market price of the Common Stock prior to a conversion, the actual number of shares of common stock that will be issued in respect of such conversions or dividend payments and, consequently, offered for sale under this Registration Statement, cannot be determined at this time. Accordingly, the Company has contractually agreed to include herein 2,561,096 shares of Common Stock issuable upon conversion of the Preferred Stock, payment of dividends thereunder and exercise of the JNC Warrant. This number includes 200% of the number of shares which will be received upon conversion of the Preferred Stock at the current $6.32 execise price in effect on December 3, 1998. However, if the share price (as defined in the Certificate of Designation governing the Preferred Stock) of the Company common stock is above $7.50 at the time of conversions, the actual number of shares to be issued upon the eventual conversion of all of the JNC Preferred Stock would not exceed 1,107,594.

(10) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on August 31, 1998. The warrant entitles the Selling
     Stockholder to purchase 34,125 shares of Coyote's Common Stock at an exercise price of $8.03 per share. The Selling Stockholder received the warrant described above in consideration of financial consulting services rendered in connection with the offering of the Preferred Stock.


                                       17

(11) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on August 31, 1998. The warrant entitles the Selling
     Stockholder to purchase 17,063 shares of Coyote's Common Stock at an exercise price of $8.03 per share. The Selling Stockholder received the warrant described above in consideration of financial consulting services rendered in connection with the offering of the Preferred Stock.

(12) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on August 31, 1998. The warrant entitles the Selling
     Stockholder to purchase 17,063 shares of Coyote's Common Stock at an exercise price of $8.03 per share. The Selling Stockholder received the warrant described above in consideration of financial consulting services rendered in connection with the offering of the Preferred Stock.

(13) Represents shares of Common Stock, which will be received by the Selling Stockholder upon exercise of an outstanding warrant issued to the Selling Stockholder on August 31, 1998. The warrant entitles the Selling
     Stockholder to purchase 70,000 shares of Coyote's Common Stock at an exercise price of $8.03 per share. The Selling Stockholder received the warrant described above in consideration of financial consulting services rendered in connection with the offering of the Preferred Stock.

(14) Represents shares of Common Stock issuable to Mr. Chandler upon conversion of 350 Class A Units of Sattel Communications, LLC, an affiliate of the Company, which were issued to Mr. Chandler on October 2, 1996.

(15) Represents shares of Common Stock issuable to Mr. Lilly upon conversion of 100 Class A Units of Sattel Communications, LLC, an affiliate of the Company, which were issued to Mr. Lilly on October 2, 1996. Mr. Lilly was a director of the Company from 1988 to September 1998 and was Executive Vice President of the Company from April 1995 to November 1996.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledgees, donees, transferees and successors-in-interest may, without limitation and from time to time, sell all of a portion of the shares of Common Stock being registered hereunder (the "Shares") on any stock exchange, market or trading facility on which the Shares are traded, at market prices prevailing at the time of sale, fixed prices or at negotiated prices. The Share may, without limitation, be sold by the Selling Stockholders by one or more of the following methods:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer engaged by the Selling Stockholder will attempt to sell the Shares as agent for the Selling Stockholder but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, rather than pursuant to this prospectus;

o    a combination of any such methods of sale; or

o    any other method permitted pursuant to applicable law.

     From time to time the Selling Stockholder may engage in short sales, short sales against box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith or in settlement of securities loans. From time tot time the Selling Stockholders may pledge their Shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Stockholders, the broker may, from time to time, offer and sell the pledged Shares.

     In effecting sales, brokers-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in such sales. Brokers-dealers may receive commissions or discounts from the Selling Stockholders (or, if any such broker-dealer acts as agent for the purchase of such Shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling

Stockholders. The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to e underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the Shares, including fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders.

                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1998, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of March 31, 1997, and for each of the two years in the period ended March 31, 1997, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Coyote Network Systems, Inc. for the year ended March 31, 1998, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to certain uncertainies as described in Notes 6 and 14 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The legality of the Shares of Common Stock offered hereby will be passed upon for the Company by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C., One Norwest Center, 1700 Lincoln Street, Suite 3725, Denver, Colorado 80203. Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C. has served as corporate counsel for the Company for the past several years and, as such, has been compensated for its services.

No  person   is   authorized   to  give  any
information or to make  any  representations            5,414,789 Shares
not   contained   in   this   Prospectus  in
connection with the offer  contained herein,
and, if given or made, such  information  or
representation must not  be  relied upon  as
having  been   authorized  by  the  Company.
This   Prospectus  does  not  constitute  an       COYOTE NETWORK SYSTEMS, INC.
offer  to  sell  or the solicitation  of  an
offer  to  buy any security other  than  the               COMMON STOCK
shares  of  Common  Stock  offered  by  this
Prospectus,   nor   does  it  constitute  an
offer  to  sell  or  a  solicitation  of  an
offer  to  buy   shares  of  Common Stock in
any   jurisdiction    where  such  offer  or
solicitation   would  be  unlawful.  Neither
the  delivery  of  this  Prospectus  nor any
sales   made   hereunder  shall,  under  any
circumstances,    create   any   implication                PROSPECTUS
that  there   has  been  no  change  in  the                ----------
affairs of the Company since the date hereof.

    TABLE OF CONTENTS              Page

Available Information................2
Incorporation of Certain
 Documents by Reference..............2
The Company..........................4
Forward-Looking Statements...........4
Risk Factors.........................5
Use of Proceeds.....................14
Selling Stockholders................15                   December ___, 1998
Plan of Distribution................19
Experts.............................20
Legal Matters.......................20

                   II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The expenses relating to the registration of the Shares of Common Stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Company. Such expenses are estimated to be as follows:

                         Item                                  Amount
                         ----                                  ------
         Securities and Exchange Commission
         Registration Fee                                     $25,558

         Nasdaq Listing Fees                                   17,500

         Legal Fees and Expenses                               15,000

         Accounting Fees and Expenses                          10,000

         Miscellaneous Expenses                                 5,000
                                                              -------
                  Total                                       $73,058
                                                              =======
Item 15. Indemnification of Directors and Officers

     Consistent with section 145 of the Delaware General Corporation Law ("Delaware Law"), Article IX of the Company's By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company or present or past status as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he is serving in such capacity at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall also indemnify any such person in connection with any action by or in the right of the Company provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except in such cases as involve gross negligence or willful misconduct in the performance of his duties. In addition, to the extent that any officer or director is successful in the defense of any such legal proceeding, the Company is required to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law, any vote of stockholders or disinterested directors of the Company or otherwise.

     Consistent with section 102(b) of the Delaware Law, Article IX of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for damages for breach of fiduciary duties as a director, subject to certain limitations.
Article IX does not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Company or its stockholders; (b) any acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (c) any conduct that is the subject of section 174 of the Delaware Law; or (d) any transaction from which the director derived an improper personal benefit.

     The Company maintains D&O insurance for its directors and officers.

     The  general   effect  of  the  foregoing   provisions  is  to  reduce  the
circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16. Exhibits

Exhibit
 Number                            Description
-------                            -----------
   4.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarter ended September 30, 1998).

   4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Form 10-K for the year ended March 31, 1997).

   5     Opinion of Counsel.

  23.1   Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  23.3 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C. (included in Exhibit 5).

  24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

Item 17.  Undertakings

     The undersigned Registrant undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and (b) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act and which are incorporated by reference in this Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 3rd day of December, 1998.

                                          COYOTE NETWORK SYSTEMS, INC.

                                          BY    /s/ James J. Fiedler
                                                James J. Fiedler,
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant, in the capacities indicated below. Each person whose signature appears below hereby appoints James J. Fiedler and Daniel W. Latham and each of them individually, his true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                 Title                              Date

/s/ James J. Fiedler    Chairman of the Board and              December 3, 1998
----------------------  Chief Executive Officer
     James J. Fiedler

/s/ Daniel W. Latham    President, Chief Operating Officer     December 3, 1998
----------------------  and Director
     Daniel W. Latham

/s/ Brian A. Robson     Vice President and Controller          December 3, 1998
----------------------
     Brian A. Robson

/s/ Jack E. Donnelly    Director                               December 3, 1998
----------------------
     Jack E. Donnelly

/s/ Stephen W. Portner  Director                               December 3, 1998
----------------------
    Stephen W. Portner

                                  EXHIBIT INDEX


Exhibit                                                                    Page
 Number                  Description                                      Number

   5     Opinion of Counsel                                                 27

  23.1   Consent of Arthur Andersen LLP, Independent Public Accountants     28

  23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants     29

  23.3   Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach,     27
         s.c. (included in Exhibit 5)

  24     Power of Attorney (included on the signature page hereto)          25

                                    EXHIBIT 5


                                December 1, 1998




Coyote Network Systems, Inc.
4360 Park Terrace Drive
Westlake Village, CA 91361


Ladies and Gentlemen:             Re:      Registration Statement on Form S-3
                                           (the "Registration Statement")

         We have acted as counsel for Coyote Network Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 5,414,789 shares (the "Shares") of its $1.00 par value common stock at the request of the selling stockholders listed in the Registration Statement (the "Selling Stockholders").

         In such capacity we have examined, among other documents, the Restated Certificate of Incorporation of the Company, a certificate of good standing issued by the Secretary of State of the State of Delaware and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the sale by the Selling Stockholders of the Shares. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

         1. The Company is a corporation existing in good standing under the laws of the State of Delaware.

         2. The shares issued upon valid conversion of the convertible securities and upon valid exercise of the warrants and payment of the required exercise price (all as set forth in the Registration Statement) will be legally issued, fully-paid and nonassessable.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                   REINHART, BOERNER, VAN DEUREN,
                                        NORRIS & RIESELBACH, P.C.

                                   BY   /s/ Timothy G. Atkinson
                                      --------------------------
                                         Timothy G. Atkinson

                                  EXHIBIT 23.1

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration of our report dated July 13, 1998, included in the Coyote Network Systems, Inc. Form 10-K for the year ended March 31,1998, and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP
Los Angeles, California
November 30, 1998

                                  EXHIBIT 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 22, 1997, which appears in Coyote Network Systems, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
November 30, 1998